CERTIFIED TRUE COPY

[illegible] KING
Secretary (LS 01909)

SURUHANJAYA SYARIKAT MALAYSIA
COMPANIES COMMISSION OF MALAYSIA

BORANG 9

AKTA SYARIKAT, 1965

No. Syarikat
667801 | M

Seksyen 16 (4)

PERAKUAN PEMERBADANAN SYARIKAT SENDIRIAN

Adalah diperakui bahawa

CHEMREX SANITARY WARES SDN. BHD.

telah diperbadankan di bawah Akta Syarikat, 1965 pada dan mulai dari 29 haribulan September 2004 dan bahawa syarikat ini adalah sebuah syarikat berhad menurut syer dan bahawa syarikat ini adalah sebuah syarikat sendirian.

Dibuat di bawah tandatangan dan meterai saya di KUALA LUMPUR pada 29 haribulan September 2004

PUTEH BT MAHMOOD
PENOLONG PENDAFTAR SYARIKAT
MALAYSIA

SURUHANJAYA SYARIKAT MALAYSIA
COMPANIES COMMISSION OF MALAYSIA

CERTIFIED TRUE COPY

LOW HING KING
Secretary (LS 01909)

BORANG 13
AKTA SYARIKAT 1965

[Seksyen 23(2)]

No. Syarikat

667801	H

PERAKUAN PEMERBADANAN ATAS PERTUKARAN NAMA SYARIKAT

Dengan ini diperakui bahawa

CHEMREX SANITARY WARES SDN. BHD.

yang telah diperbadankan di bawah Akta Syarikat 1965, pada 29 haribulan September 2004, sebagai sebuah syarikat persendirian, pada 04 haribulan Februari 2008 telah menukar namanya kepada

CHEMREX CORPORATION SDN. BHD.

dan bahawa syarikat ini adalah sebuah syarikat persendirian dan adalah sebuah syarikat berhad menurut syer.

Diberi di bawah tandatangan dan meterai saya di Kuala Lumpur pada 04 haribulan Februari 2008.

KALSOM BINTI ABDUL SAMAD
PENOLONG PENDAFTAR SYARIKAT
MALAYSIA

UserID: ana... ...te: 2/4/2008 2:27:12 PM

NO. SIRI: SSM 412990